UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2008

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01: Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-10.1: Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan, as amended and restated
EX-10.2: Alpha Natural Resources, Inc. 2008 Annual Incentive Bonus Plan

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1)                      Amendment and Restatement of 2005 Long-Term Incentive Plan

On May 14, 2008, the stockholders of Alpha Natural Resources, Inc. ("Alpha" or the "Company"), at the 2008 Annual Meeting of Stockholders (the "Annual Meeting"), approved the amendment and restatement of the Company's 2005 Long-Term Incentive Plan (as amended and restated, the "2005 LTIP").  Among other amendments, the stockholders approved an amendment to the 2005 LTIP which increased the number of shares available for issuance under the 2005 LTIP from 3,338,841 to 8,838,841.  In addition, the stockholders approved amendments to the 2005 LTIP to ensure that the Company can continue to make awards under the 2005 LTIP that are intended to comply with Section 162(m) of the Internal Revenue Code of 1986 (as amended, the "Code"), including the incorporation of performance criteria and award limits, which are applicable to certain awards thereunder.

The above description is qualified in its entirety by a copy of the 2005 LTIP which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(2)                 Adoption of 2008 Annual Incentive Bonus Plan

On May 14, 2008, the stockholders of Alpha at the Annual Meeting approved the Alpha Natural Resources, Inc. 2008 Annual Incentive Bonus Plan (the "2008 AIB Plan").  The 2008 AIB Plan was implemented to provide cash incentives to certain executive officers and key employees with significant responsibility for achieving performance goals critical to the Company’s success and growth.

The purpose of the 2008 AIB Plan is to advance the interests of Alpha and its stockholders by providing incentives to key employees with significant responsibility for achieving performance goals critical to the Company’s success and growth.  The plan is designed to: (i) promote the attainment of significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success.

The 2008 AIB Plan will be administered by the Company’s Compensation Committee of the Board of Directors (the "Compensation Committee"); provided, however, that all acts and authority of the Compensation Committee relating to the 2008 AIB Plan will be subject to the provisions of the Compensation Committee’s charter, as amended from time to time, and such other authority as may be delegated to the Compensation Committee by the Board.  Subject to certain restrictions, the Compensation Committee may delegate certain powers and authority under the 2008 AIB Plan to the Company’s officers as it deems necessary or appropriate.  The Compensation Committee will have full authority and discretion to determine eligibility for participation in the 2008 AIB Plan, make awards under the plan, establish the terms and conditions of such awards (including the performance goal(s) and the performance measure(s) to be utilized) and determine whether the performance goals applicable for any awards have been achieved. The Compensation Committee will also set the performance period for which a participant’s performance will be calculated, which period may consist of the entire calendar year or other fiscal period within a calendar year of less than twelve months.  The Compensation Committee will also, subject to the provisions of the 2008 AIB Plan, have the authority and discretion to determine the extent to which awards under the plan will be structured to conform to Section 162(m) of the Code.  The Compensation Committee is authorized to interpret the 2008 AIB Plan, to adopt administrative rules, regulations and guidelines for the plan, and will be authorized to correct any defect, supply any omission or reconcile any inconsistency or conflict in the plan or in any award.

The Compensation Committee will designate executive officers or other key employees to be participants in the 2008 AIB Plan.  Subject to certain exceptions set forth in the 2008 AIB Plan, in order to receive a bonus, participants must be employed by us continuously throughout the performance period.  No bonus or any right thereto will be assignable or transferable by a participant except by will or by the laws of descent and distribution.

The amount of a participant’s award may be based on a percentage of such participant’s salary or such other methods as may be established by the Compensation Committee.  The maximum amount that may be awarded and paid under the 2008 AIB Plan to a participant for any calendar year will not exceed $10,000,000.

With respect to awards that are intended to be performance-based under Section 162(m) of the Code, the Compensation Committee will establish written objective performance goals for each performance period, which may include the following:  cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total or relative increases to stockholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code, the Compensation Committee may determine that certain adjustments will apply, in whole or in part, in such manner as specified by the committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets, litigation or claim judgments or settlements, changes in tax law, accounting principles or other such laws or provisions affecting reported results, business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives, currency fluctuations, and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management's discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company's annual report for the applicable period.

The Compensation Committee, in its sole discretion, may also establish such additional restrictions or conditions (performance-based or non-performance-based) that must be satisfied as a condition precedent to the payment of all or a portion of any awards.  The committee will also have sole discretion to reduce the amount of any award to a participant if it determines that such reduction is necessary or appropriate based upon certain factors and conditions set forth in the 2008 AIB Plan.

The 2008 AIB Plan is intended to continue in force from year to year.  The Company, however, reserves the right to amend, modify or terminate the plan, at any time; provided, however, that no such modification, amendment or termination will, without the consent of the participant, materially adversely affect the rights of such participant to any outstanding payment under the plan.  The Compensation Committee may, at any time, however, modify, amend or terminate any or all of the provisions of the plan to the extent necessary to conform the provisions of the 2008 AIB Plan with Section 409A or Section 162(m) of the Code, the regulations promulgated thereunder or an exception thereto.  The 2008 AIB Plan will remain in effect until all bonuses made under the 2008 AIB Plan have been paid or forfeited and all performance periods related to awards made under the 2008 AIB Plan have expired.

The above description is qualified in its entirety by a copy of the 2008 AIB Plan which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01                                                             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                      Description

10.1                     Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan, as amended and restated.

10.2                     Alpha Natural Resources, Inc. 2008 Annual Incentive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA NATURAL RESOURCES, INC.

	By:	/s/ Vaughn R. Groves
Vaughn R. Groves
Vice President, Secretary and General Counsel

Date: May 16, 2008

EXHIBIT INDEX

Exhibit No.                                Description

10.1                               Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan, as amended and restated.

10.2                               Alpha Natural Resources, Inc. 2008 Annual Incentive Bonus Plan.